                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                             OCEAN SHORE HOLDING CO.
                             -----------------------
             (Exact name of registrant as specified in its charter)



      United States                                      22-3584037
      -------------                                      ----------
(state of incorporation or organization)    (I.R.S. Employer Identification No.)


1001 Asbury Avenue, Ocean City, New Jersey        08226
------------------------------------------        -----
(Address of principal executive offices)        (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act: None

      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.
[ ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.
[X]

     Securities Act registration statement file number to which this form relates: 333-118597.

Securities to be registered pursuant to Section 12(g) of the Act:

                     COMMON STOCK, PAR VALUE $.01 PER SHARE
                     --------------------------------------
                                (Title of class)

ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      Incorporated by reference to the portion of the Prospectus under the heading: "Description of Ocean Shore Holding Capital Stock," filed on August 27, 2004 and amended on October 22, 2004 as part of the Registrant's Registration Statement on Form S-1, No. 333-118597.

ITEM 2.     EXHIBITS.

      1. Copies of all constituent instruments defining the rights of all the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders.

            (a)   Charter, as amended

                  Incorporated by reference to Exhibits 3.1 and 3.2 to Registrant's Registration Statement on Form S-1, No. 333-118597, filed on August 27, 2004.

            (b)   Amended and Restated Bylaws

                  Incorporated by reference to Exhibit 3.3 to Registrant's Registration Statement on Form S-1, No. 333-118597, filed on August 27, 2004 and amended on October 22, 2004.

            (c)   Plan of Stock Issuance

                  Incorporated by reference to Exhibit 10.1 to Registrant's Registration Statement on Form S-1, No. 333-118597, filed on August 27, 2004.

      2. A copy of the security to be registered hereunder is incorporated by reference to Exhibit 4.1 to Registrant's Registration Statement on Form S-1, No. 333-118597, filed on August 27, 2004 and amended on October 22, 2004.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                              OCEAN SHORE HOLDING CO.
                              -----------------------
                              (Registrant)


                              Date: October 25, 2004


                              By: /s/ Steven E. Brady
                                  ----------------------------------------------
                                  Steven E. Brady
                                  President and Chief Executive Officer